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                                                                     EXHIBIT 8.1








               [LETTERHEAD OF WALLER LANSDEN DORTCH & DAVIS, PLLC]








                                November 4, 2003


Psychiatric Solutions, Inc.
113 Seaboard Lane, Ste C-100
Franklin, TN 37067

Ladies and Gentlemen:

         We have acted as counsel to Psychiatric Solutions, Inc., a Delaware corporation (the "Registrant" or "PSI"), with respect to certain federal income tax aspects of 10 5/8% Senior Subordinated Notes due 2013 in the face amount of $150,000,000 (the "Securities") issued by the Registrant.

         Our advice to the Registrant conforms to the description of certain federal income tax consequences that appear under the heading "Certain US Federal Income Tax Considerations" in the Preliminary Offering Memorandum dated June 9, 2003 (the "Preliminary Offering") which, with the final Offering Memorandum dated June 30, 2003 (the "Offering"), forms a part of the registration statement on Form S-4 (File Number 333-107453), as amended, including without limitation any amendment filed under Rule 462(b) under the Securities Act of 1933, as amended (the "Registration Statement"), as filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for registration of the Securities under the Act. Such description does not purport to discuss all possible federal tax ramifications of the proposed issuance.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the prospectus which is part thereof (the "Prospectus"), and such aforementioned documents (together, the "Documents"), and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the correctness of all factual representations made therein. (The terms of the Documents are incorporated herein by reference). We have further assumed that the final executed Documents will be substantially the same as those which we have reviewed and that there are no


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November 3, 2003
Page 2



agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

          In accordance with the assumptions and limitations contained herein,
(i) we hereby confirm and adopt our opinions under the headings "Certain US Federal Income Tax Considerations," in the Preliminary Offering and the Offering; and (ii) we are also of the opinion that the description under the heading "Certain US Federal Income Tax Considerations" in the Preliminary Offering and the Offering is accurate in all material respects.

          This opinion letter and the opinions under the headings "Certain US Federal Income Tax Considerations" are subject to the limitations and qualifications herein and therein and are based on assumptions contained herein and the assumptions, facts and circumstances set forth in the Offering, which have been reviewed by us. The opinions in this letter could change as a result of changes in: (i) facts and circumstances; (ii) the terms or the form of the documents reviewed by us; or (iii) existing statutory authority, administrative pronouncements or judicial authority subsequent to the date hereof. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur after the date hereof.

          Our opinion as set forth herein and in the Preliminary Offering and the Offering are limited in all respects to the laws of the United States to the extent that such laws are applicable and we give no opinion with respect to the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Certain US Federal Income Tax Considerations" in the Preliminary Offering and the Offering. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including any opinion expressed under the captions "Legal Matters" and "Certain US Federal Income Tax Considerations" in the Preliminary Offering and the Offering or this opinion letter as an exhibit or otherwise.

                                     Very truly yours,


                                     Waller Lansden Dortch & Davis
                                     A Professional Limited Liability Company